Tompkins Financial Corporation 10-Q

Exhibit 10.1

SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

This Supplemental Executive Retirement Agreement (the “Agreement”) is entered into effective November 9, 2016 by Tompkins Financial Corporation, with offices at 110 The Commons, Ithaca, New York 14851, and ___________________________, residing at ___________________________________ (the “Executive”).

PREAMBLE

The principal objective of this Agreement is to provide a supplemental retirement benefit due to the freezing of the Tompkins Financial Corporation Retirement Plan (“Retirement Plan”) for those executives who affirmatively waive participation in the 2015 Tompkins Financial Corporation 2015 Defined Contribution Plan (the “Defined Contribution Plan”). The Executive expressly acknowledges that his execution of this Agreement constitutes good and valuable consideration for waiving participation under the Defined Contribution Plan.

SECTION 1.
DEFINITIONS

1.1            “Board of Directors” means the Board of Directors of Tompkins Financial Corporation.

1.2            “Committee” means the Compensation Committee of the Board of Directors, which has been given authority by the Board of Directors to administer this Agreement.

1.3            “Company” means Tompkins Financial Corporation.

1.4            “Determination Date” means the first payment date of the benefit under this Agreement.

1.5            “Retirement Benefit Freeze” has the meaning set forth in Section 2.1.

1.6            “Separation from Service” means the Executive’s termination of active employment, whether voluntary or involuntary, other than by death or leave of absence with the Company or affiliate(s), within the meaning of Section 409A(a)(2)(A)(i) of the Internal Revenue Code of 1986, as amended (“Code”), and the treasury regulations thereto, as they may be amended from time to time.

1.7            “Surviving Spouse” means the spouse of the Executive, if any, named at or prior to his Separation from Service on his ‘Form of Benefit and Beneficiary Designation Form’, surviving on the date of death of the Executive; provided, however, that if the Executive, as of the date of Executive’s death, is no longer married to the person so designated, then such person is not a Surviving Spouse for purposes of this Agreement.

The masculine gender, where appearing in this Agreement, will be deemed to include the feminine gender, and the singular may include the plural, unless the context clearly indicates the contrary. For purposes of complying with Section 409A of the Code, it is acknowledged that no benefit payments may be made under this Agreement prior to the Executive’s termination of employment with the Company, that the payment of benefits pursuant to this Agreement may not be accelerated by the Company or the Executive, and that there are no elections provided under the Agreement to defer compensation or to delay a payment of benefits.

SECTION 2.
ELIGIBILITY FOR BENEFITS

2.1            Eligibility. The Board of Directors may determine, in its sole discretion, that the Executive should cease to continue accruing retirement benefits under this Agreement (a “Retirement Benefit Freeze”) and in such event the Board of Directors shall notify the Executive in writing of such determination. Such determination shall not reduce the then accrued retirement benefit of the Executive under this Agreement, as follows.

SECTION 3.
AMOUNT AND FORM OF RETIREMENT BENEFIT

3.1            Retirement Benefit. The monthly retirement benefit amount payable by the Company under this Agreement shall equal (a) the hypothetical monthly benefit, in the form of benefit elected under this Agreement, payable on the Determination Date under the Retirement Plan as if it had not been frozen effective July 31, 2015, less (b) the monthly Retirement Plan benefit, in the form of benefit elected under this Agreement, payable as of the Determination Date and less (c) the monthly annuity derived from the 2015 plan year contribution to the Defined Contribution Plan payable on the Determination Date, using generally accepted actuarial principles based on the elected form of benefit under this Agreement, and assuming no investment return on the 2015 contribution.

The monthly benefit payable hereunder shall be paid, pursuant to the Executive’s election, from among the forms of benefit available under the Retirement Plan upon the later of age 55 and a Separation from Service. The Executive’s election shall be made in writing upon execution of this Plan document. In the event that the Executive has elected a joint and survivor form of benefit under this Agreement and there is no spouse on the Determination Date, the elected form of benefit shall be payable in a single life annuity. If the form of benefit payable provides for a monthly annuity payment, such monthly benefit shall be payable by the Company on the first day of each calendar month beginning with the first day of the calendar month following the Executive’s Separation from Service through and including the month of the Executive’s death. Any lump sum payment shall be payable within ninety (90) days following the Executive’s Separation from Service. In the event the Executive is determined to be a “specified employee” as such term is defined in Treasury Regulations §1.409A-1(i), then any monthly benefit otherwise payable on or before the date which is six (6) months after the Executive’s termination of employment date shall be delayed until the earlier of the Executive’s date of death or the date which is six (6) months after the Executive’s termination of employment date; provided, however, that such delay is only required for benefits constituting nonqualified deferred compensation under Code Section 409A, and the delay will apply only to those benefits that are not exempt from Code Section 409A. Any such delayed payments shall be accumulated and paid in a lump sum and payments thereafter will be made as scheduled in accordance with this Section 3.1.

3.2            Death Benefit.

  (a)             Upon the death of the Executive prior to a Separation from Service, the Executive’s Surviving Spouse, if any, shall be entitled to a monthly death benefit amount payable by the Company under this Agreement equal to (a) the hypothetical monthly death benefit payable to the Surviving Spouse on the Determination Date under the Retirement Plan as if it had not been frozen effective July 31, 2015, less (b) the monthly death benefit payable to the Surviving Spouse as of the Determination Date and less (c) the monthly life annuity, based on the life of the Surviving Spouse, derived from the 2015 plan year contribution to the Defined Contribution Plan payable on the Determination Date, using generally accepted actuarial principles and assuming no investment return on the 2015 contribution.

  (b)            Upon the death of an Executive on or after Separation from Service the benefit payable to the beneficiary shall be based on the form of elected benefit under this Agreement.

SECTION 4.
MISCELLANEOUS

4.1            Termination and Amendment. The Committee may, in its sole discretion suspend or amend this Agreement at any time or from time to time, in whole or in part; provided, however, that no suspension or amendment of this Agreement will, without the written consent of the Executive or the Surviving Spouse (if the Executive is not then living), reduce the Executive’s right or the right of the Surviving Spouse to receive or continue receiving a benefit accrued at the time of the suspension or amendment in accordance with this Agreement. The Parties agree that a Retirement Benefit Freeze, as described in Section 2.1, shall not be deemed a reduction of rights requiring consent hereunder. A suspension of this Agreement shall not result in the acceleration of any benefit provided pursuant to this Agreement except as permitted in connection with a plan termination satisfying the conditions set forth in Treasury Regulations §1.409A-3(j)(ix), where the Committee decides to accelerate such benefit in accordance with the requirements of such regulation.

4.2            No Employment Agreement. Nothing contained herein will confer upon the Executive the right to be retained in the service of the Company or its subsidiaries, nor will it interfere with the right of the Company or its subsidiaries to discharge or otherwise deal with the Executive without regard to the existence of this Agreement.

4.3            Unfunded Arrangement. The benefits under this Agreement are unfunded, and the Company will make benefit payments solely on a current disbursement basis from the Company’s general assets. Notwithstanding anything herein to the contrary, the Executive, and the Executive’s Surviving Spouse, if any, shall have the status of general unsecured creditors of the Company.

4.4            Assignment. To the maximum extent permitted by law, no benefit under this Agreement shall be assignable or made subject by Executive in any manner to alienation, sale, transfer, claims of Executor’s creditors, pledge, attachment or encumbrances of any kind.

4.5            Rules. The Committee may adopt rules and regulations to assist it in the administration of this Agreement. This Agreement shall be administered and construed entirely in the discretion of the Committee and the Board of Directors, as applicable.

4.6            Information. The Executive shall receive a copy of this Agreement and the Committee will make available for inspection by the Executive a copy of any rules and regulations used by the Committee in administering this Agreement.

4.7            Controlling Law. This Agreement is established under and will be construed according to the laws of the State of New York, without regard for principles of conflicts of law. Notwithstanding the foregoing, this Agreement shall be construed consistent with the requirements of Code §409A, the regulations promulgated thereunder and other official guidance relating thereto such that the operation or terms of this Agreement do not result in the inclusion in income of any amount under such Code provision. For purposes of this Agreement, any term hereunder relating to the Executive’s termination of employment, the Executive terminating employment, the Executive being terminated or similar expression shall be deemed to refer to a separation from service, as defined in Treasury Regulations §1.409A-1(h). If an amount is to be paid under this Agreement in two or more installments, each installment shall be treated as a separate payment for purposes of Code Section 409A.

4.8            Legal Expenses. The Company shall pay, upon request and documentation thereof (and not later than ninety (90) days after receipt of such request and documentation), all reasonable legal fees and expenses which the Executive/Surviving Spouse may incur as a result of the Company contesting the validity or enforceability of any provision of this Agreement or any claim by the Executive/Surviving Spouse under this Agreement; provided, however, that such request is made and supporting documentation provided to the Company by the Executive/Surviving Spouse within ninety (90) days after incurring the expense, and provided further, the Company shall be entitled to be reimbursed by the Executive for such amount previously paid to such Executive if it is finally judicially determined that such Executive’s claims under this Agreement are frivolous.

4.9            Waiver of DC Plan Participation. The undersigned executive affirmatively and irrevocably waives all future participation in the Defined Contribution Plan (as the same may be amended, supplemented, restated or replaced from time to time, and including any successor plan(s) thereto), including without limitation participation during all of fiscal 2016. Executive expressly acknowledges and agrees that his execution of this Agreement constitutes good and valuable consideration for waiving participation under the Defined Contribution Plan as set forth above, and that his receipt of this Agreement is expressly conditioned upon such waiver.

[Signature Page Immediately Follows.]

IN WITNESS WHEREOF, this Agreement has been executed this 9th day of November, 2016.

TOMPKINS FINANCIAL CORPORATION

ATTEST:	By:

Name:

Title:

ATTEST:
(Executive)

Name:

SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

Form of Benefit and Beneficiary Designation Form

As an Executive participating in a Supplemental Executive Retirement Agreement with Tompkins Financial Corporation, I hereby elect the following form of benefit payment for retirement benefits due pursuant to this Agreement. (Please initial your selection.)

_____	Single Life Annuity (100% benefit payable for my lifetime).

_____	50% Joint & Survivor Benefit (Actuarially reduced benefit, payable for the lifetime of the Executive and a benefit equal to 50% of that benefit to a Surviving Spouse for her lifetime).

_____	75% Joint & Survivor Benefit (Actuarially reduced benefit, payable for the lifetime of the Executive and a benefit equal to 75% of that benefit to a Surviving Spouse for her lifetime).

_____	100% Joint & Survivor Benefit (Actuarially reduced benefit, payable for the lifetime of the Executive and a benefit equal to 100% of that benefit to a Surviving Spouse for her lifetime).

_____	Single Life Annuity with the first five years of payment guaranteed.

_____	Lump Sum.

As an Executive participating in a Supplemental Executive Retirement Agreement with Tompkins Financial Corporation, I hereby designate the following beneficiary to receive my death benefits due under the Agreement. [If you have elected any of the Joint & Survivor Benefits above, the below-named beneficiary may only be your spouse.] I understand that my spouse must sign this form if I choose the Single Life Annuity, Single Life Annuity with the first five years of payment guaranteed or Lump Sum. If I have elected Single Life Annuity with the first five years of payment guaranteed or Lump Sum, then in the event that the following beneficiary predeceases me, I hereby designate the person(s) listed as my contingent beneficiary(ies) under the Company’s Investment & Stock Ownership Plan to receive my death benefits due under the Agreement.

Beneficiary Name: _________________________________________________________________________________

Relationship to Executive: ___________________________________________________________________________

Social Security Number: _____________________________________________________________________________

Date of Birth: _____________________________________________________________________________________

Home Address: ___________________________________________________________________________________

Executive’s Signature: ______________________________________________________________________________

Witness’ Signature:________________________________________________________________________________

Spouse’s Signature (if waiving right to benefits):__________________________________________________________

Date: ___________________________________________________________________________________________

Witness’ Signature:________________________________________________________________________________